STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST


         Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trustee executed the following Certificate of Amendment:

         1.       Name of Statutory Trust: Claymore Equity Trust

         2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

                  Changing the name of the Trust from Claymore Equity Trust to Claymore Trust.

         3. This Certificate of Amendment shall be effective as of June 2, 2005.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 31st day of May, 2005 A.D.



                                                By:  /s/ Nicholas Dalmaso
                                                     --------------------
                                                     Nicholas Dalmaso
                                                     Trustee and Chief Legal and
                                                     Executive Officer